Exhibit (i)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Trend Fund series of Fidelity Trend Fund (the "Trust"), filed as part of this Post-Effective Amendment No. 116 to the Trust's Registration Statement on Form N-1A (File Nos. 002-15063 and 811-00790) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 114 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

February 24, 2005